EXHIBIT 10.14

                                 LOAN AGREEMENT

         AGREEMENT, dated March 20, 1996 by and between RELIV' INTERNATIONAL, INC. (the COMPANY ) and SOUTHWEST BANK OF ST. LOUIS, a banking institution organized under the laws of the State of Missouri, (the "BANK").

         WHEREAS the COMPANY desires to borrow from the BANK sums not to exceed Two Million Four Hundred And Fifty Thousand And No/1OO DOLLARS ($2,450,000.00) and the BANK is willing, subject to and upon the terms and conditions herein set forth, to lend such sums to the COMPANY.

         NOW, THEREFORE, IT IS AGREED:

ARTICLE I - AMOUNT AND TERMS OF LOANS

         Section 1.1 -     TERM LOAN

         Subject to and upon the terms and conditions herein set forth, the BANK shall lend to the COMPANY and the COMPANY shall borrow from the BANK an aggregate principal sum of Nine Hundred And Fifty Thousand And No/100 DOLLARS ($950,000.00). Such borrowing by the COMPANY hereunder shall be made at the offices of the BANK, St. Louis, Missouri.

         Section 1.2 -     TERM LOAN NOTE

         The borrowing under Section 1.1 shall be evidenced by a promissory note, Term Note, payable to the order of the BANK in the amount of Nine Hundred And Fifty Thousand And No/100 DOLLARS ($950,000.00). Term Note will be contained in the form of Exhibit A attached hereto, which shall be dated January 2, 1996 (the "Closing Date") and shall be duly executed by the COMPANY with blanks appropriately completed in conformity herewith.

         Term Note shall be payable in four (4) consecutive monthly interest only payments, then shall be payable in sixty (60) consecutive monthly interest and principal payments commencing June 2, 1996, in the amount of Nineteen Thousand Five Hundred Forty Seven and 18/100 DOLLARS ($19,547.18), each which shall first be applied to interest, computed as set forth in Section 1.3 below, and then to principal. Term Note shall mature on June 2, 2001, at which time all unpaid principal, together with all accrued and unpaid interest, shall be due and payable.

         Section 1.1(a)    LINE OF CREDIT A and LINE OF CREDIT B

         The BANK shall lend to the COMPANY, subject to and upon the terms and conditions herein set forth, at any time or from time to time on or before January 15, 1997, sums not to exceed One Million Dollars (1,000,000.00) for Line of Credit A and Five Hundred Thousand DOLLARS ($500,000.00) for Line of Credit B in the aggregate outstanding at any one time; provided, however,



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that BANK may extend such  termination  date for  successive one year periods at its sole option by notice to such effect at least twenty-four hours prior to January 15, 1997, and provided, further, however, that all such borrowings from time to time shall be payable on demand and that should demand be made at any time prior to January 15, 1997, then COMPANY shall have no further rights to borrow, nor shall BANK have any obligations to lend further sums under this
Section 1.1(a).

         Section 1.2(a)    LINE OF CREDIT NOTE A and LINE OF CREDIT NOTE B

         The obligation of the COMPANY to repay the aggregate unpaid principal amount of all line of credit loans by the BANK from time to time shall be evidenced by Line of Credit A and Line of Credit B promissory notes to the order of the BANK substantially in the form of Exhibit BI and 52, respectively, attached hereto which shall be dated as of February 1, 1996 for Line of Credit A and January 2, 1996 for Line of Credit B, and duly executed by the COMPANY with blanks appropriately filled in conformity herewith.

         Line of Credit A shall be revolving and be payable on demand or if demand be not made then in sixty (60) consecutive monthly interest only payments commencing March 1, 1996. The maximum available borrowings under Line of Credit A shall be reduced by Two Hundred Thousand Dollars (200,000.00) each year beginning February 1, 1997. The Line of Credit A shall mature on February 1, 2001 at which time all unpaid principal, together with all accrued and unpaid interest, shall be due and payable.

         Anything herein and in the Line of Credit Notes to the contrary notwithstanding, the line of credit loans shall terminate and the balance due on the Line of Credit Notes shall become due and payable on demand or if demand be not made, then on February 1, 2001 for Line of Credit A and January 15, 1997 for Line of Credit B, as same may be extended at the option of the BANK pursuant to
Section 1.1(a) above. In the event of such extension the COMPANY shall execute a renewal line of credit note and such other documents and instruments as the BANK shall request.

         The Term Notes and Line of Credit and as any of same may be from time to time amended, modified or renewed are referred to herein collectively as the "Notes."

         Section 1.3 -  INTEREST

         (a) Term Note shall bear interest from date thereof to maturity on the unpaid principal balance thereof at the rate per annum equal to Eight and one half percent (8.50%), fixed. Line of Credit A and B shall bear interest from date thereof to maturity on the unpaid principal balance thereof at the rate per annum equal to the prime rate of the BANK, said interest rate to change simultaneously with each change in the prime rate of the BANK and after maturity by acceleration or otherwise at a rate equal to five percent (5%) in excess of the prime rate of the BANK in effect when such balance is due and payable.







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         (b) For purposes of this Agreement,  the "prime rate" of the Bank shall mean the rate of interest announced from time to time by the BANK as its "prime rate," such term being used only as a reference rate and not necessarily representing the lowest or other rate charged to any particular customer of the BANK. In the event the BANK ceases to use the term "prime rate" in setting a base rate of interest for commercial loans, the term "prime rate" as used herein shall be determined by reference to the rate used by the BANK as its base rate of interest for commercial loans.

ARTICLE II  - PRE PAYMENTS

         Section 2.1 -  OPTIONAL PREPAYMENTS

         The COMPANY shall have the right from time to time to prepay the Notes at any time in whole or in part in accordance with the terms of the Notes. Any such prepayment may be made without premium. Any partial prepayment shall first be applied to interest with the balance, if any, to be applied to payment of principal in the inverse order of maturity.


ARTICLE III - CONDITIONS PRECEDENT TO BORROWING

         The obligation of the BANK to lend the amount of Two Million Four Hundred And Fifty Thousand And No/100 DOLLARS ($2,450,000.00) to the COMPANY hereunder shall be subject to the following conditions precedent in each instance:

         Section 3.1 -  BORROWING AUTHORIZATIONS

         At or prior to the date of the first borrowing hereunder the COMPANY shall provide to the BANK evidence of corporate borrowing authority acceptable to BANK.

         Section 3.2 -  PROCEEDINGS; RECEIPT OF DOCUMENTS

         All corporate and legal proceedings and all documents and instruments in connection with the borrowings herein referenced shall be satisfactory in form and substance to the BANK.


ARTICLE IV -  GOOD TITLE TO PROPERTIES

         The COMPANY has good and marketable title to all its properties and assets subject to no liens, mortgages, pledges, security interest, encumbrances or charges of any kind, except such as provided under the provisions of this Agreements in favor of the BANK and as set forth in Schedule 4 attached hereto.









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ARTICLE V -  AFFIRMATIVE COVENANTS

         The COMPANY covenants and agrees that, until the Notes, together with interest and all its other indebtedness and obligation to the BANK under this Agreement, are paid in full, and the BANK'S commitment hereunder is terminated, unless specifically waived in writing by the BANK:

         Section 5.1 - FINANCIAL STATEMENTS AND OTHER INFORMATION

         The COMPANY shall furnish to the BANK:

         (a) As soon as practicable and in any event within thirty (30) days after the close of each month, an unaudited (i) balance sheet of the COMPANY, and (ii) profit and loss statement of the COMPANY.

         (b) As soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the COMPANY, a certified audited balance sheet and a profit and loss statement of the COMPANY whose fiscal year shall have then ended as at the end of and for the fiscal year just closed, setting forth corresponding figures of the previous fiscal year in comparative form and on a consistent basis (except for changes made in accordance with generally accepted accounting principles which are shown by appropriate notes and/or schedules) all in reasonable detail.

         (c) Promptly upon the commencement thereof, written notice of any litigation, including arbitrations, and of any proceedings before any governmental agency which would, if successful, materially adversely affect the COMPANY or where the amount involved exceeds $100,000; and

         (d) With reasonable promptness, such other information respecting the business, operations and financial condition of the COMPANY as the BANK may from time to time reasonably request.

         The BANK, upon prior notice to the COMPANY, is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the COMPANY which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the BANK or, to any person which shall, or shall have any right or obligation to, succeed to all or any part of the BANK'S interest in the Notes, this Agreement and any security herein provided for or otherwise securing the Notes

         Section 5.2       INSPECTION BY BANK

         The COMPANY shall allow any representative of the BANK to visit and inspect any of the properties of the COMPANY to examine the books of account and other records and files of the COMPANY to make copies thereof and to discuss the affairs, business, finances and accounts of the COMPANY with its respective directors, officers and employees.





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



         Section 5.3       DEMAND DEPOSIT ACCOUNTS

         The COMPANY shall maintain all its demand deposit accounts with the BANK.

         Section 5.4 -  CURRENT RATIO AND NET WORTH

         The COMPANY shall at all times maintain a ratio of current assets to current liabilities of not less than 1.5 to 1.0. The COMPANY will maintain at all times a tangible net worth not less than Five Million Five Hundred Thousand Dollars ($5,500,000.00) All of the above accounting and financial terms shall be determined in accordance with generally accepted accounting principles.

         Section 5.5 -  INSURANCE

         (a) COMPANY shall (i) keep all of its properties fully insured at all times with responsible insurance carriers satisfactory to the BANK against loss or damage by fire and other hazards, (ii) maintain adequate insurance at all times with responsible insurance carriers satisfactory to the BANK against liability on account of damage to persons and property and under all applicable workmen's compensation laws, and (iii) maintain adequate insurance covering other risks as the BANK may reasonably request with responsible insurance carriers satisfactory to the BANK. The BANK shall be named as loss payee on all such hazard insurance policies and an additional named insured on such liability policies and such policies shall be payable to the BANK and the COMPANY as their interest appear. Such policies shall not be cancelable without the giving of ten
(10) days prior written notice to the BANK nor shall any act or omission by the COMPANY invalidate the obligation of the insurer to the BANK. A duplicate original or certificate of each such policy of insurance shall be, delivered by the COMPANY to the BANK upon the request of the BANK. All recoveries under any such policy of insurance shall be applied first to the payment of interest due on unpaid principal and the remainder shall be applied to the prepayment of installments of principal in the inverse order of their maturities pursuant to the Notes. For the purpose of this Section 5.5 (a), insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by other persons engaged in the same or similar business similarly situated.

         (b) The COMPANY shall, from time to time upon request of the BANK, promptly furnish or cause to be furnished to the BANK evidence, in form and substance satisfactory to the BANK, of the maintenance of all insurance required by this Section 5.5(b) to be maintained, including, but not limited to such originals or codes as the BANK may request of policies, certificates of insurance, riders, and endorsements relating to such insurance and proof of premium payments

         Section 5.6 -  PROPERTIES IN GOOD CONDITION

         The COMPANY shall keep its properties in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.





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




         Section 5.7       MAINTENANCE OF BUSINESS

         The COMPANY will continue its business and maintain its corporate existence and its right to transact the business in which it is engaged in good standing

         Section 5.8       TAXES AND CLAIMS

         The COMPANY shall duly pay and discharge (a) all taxes, assessments and governmental levies and charges upon or against the COMPANY or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established, and, if requested by the BANK, indemnity satisfactory to the BANK has been furnished by the COMPANY to the BANK; and, upon request of the BANK, the COMPANY shall furnish or cause to be furnished to the BANK copies of all tax bills or assessments evidencing payment of the amounts due thereunder; and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the COMPANY, unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves there for have been established, and, if requested by the BANK, indemnity satisfactory to the BANK has been furnished by the COMPANY to the BANK.


         Section 5.9 - BOOKS AND RESERVES

         The COMPANY shall:

         (a) maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied, and

         (b) by means of appropriate entries, not less often than at the end of each month, reflect in its accounts and in all financial statements furnished pursuant to Section 5.1 proper liabilities and reserves for all taxes and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its properties and bad debts, all in accordance with generally accepted accounting principles consistently applied, as above described.

         Section 5.10 -  SECURITY

         All obligations of Company provided for by this agreement and the Note shall be secured by the existing liens and security interest given by COMPANY to BANK






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        Section 5.11 -  ACCOUNTANTS

         The COMPANY shall give the BANK prompt notice of any change of the COMPANY'S independent certified public accountant and a statement of the reasons for such change. The COMPANY must at all time utilize an independent certified public accountant acceptable to the BANK.

ARTICLE VI -  NEGATIVE COVENANTS

         The COMPANY covenants and agrees that, until the Notes together with interest and all its other indebtedness to the BANK under this Agreement are paid in full, and the BANK'S commitment hereunder is terminated, the COMPANY shall not, without the prior written consent of the BANK:

         Section 6.1 -  CAPITAL EXPENDITURES

         Make or be committed to make, directly or indirectly, expenditures for fixed or capital assets (including but not limited to the total of cash expended and indebtedness incurred pursuant to Section 6.2(b) herein) amounting, in the aggregate for the COMPANY, in any fiscal year of the COMPANY (on a non-cumulative basis, to the effect that any amounts not expended in any one period may not be expended in any subsequent one) to more than the sum of $1,000,000.00, excluding those capital expenditures made with the proceeds of any borrowing hereunder and all expenditures for inventory purchased for resale.

         Section 6.2 - MORTGAGES, LIENS, ETC.

         Create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or defect in title to or restriction upon the use of any of the COMPANY'S property or assets of any character under conditional sales, finance lease of other title retention agreements, except:

         (a) Mortgages, liens, pledges and security interest  in favor the BANK;

         (b) Mortgages, pledges, liens and security interest existing on the date hereof which are described in Schedule 6.2 hereto, but not the extension of coverage to other property, extension of maturity, refunding or modification thereof in whole or in part except as indicated on Schedule 6.2.

         Section 6.3 -  INDEBTEDNESS

         Create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except

         (a)      Indebtedness of the COMPANY under this Agreement;






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         (b) Unsecured  current  liabilities  incurred in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instrument;

         (c) Indebtedness (not overdue) secured by mortgages, liens or security interest permitted by Section 6.2;

         (d) Indebtedness under guaranties or for other contingent liabilities, to the extent permitted by section 6.4;

         (e) Unsecured Subordinated Debt, meaning any unsecured obligation which is expressly subordinated to the obligations of COMPANY to BANK in a form satisfactory to the BANK and described in Schedule 6.3 attached hereto;

         (f) Indebtedness existing on the date hereof described in Schedule 6.3 attached hereto, but not the extension of maturity, increase, refunding or modification thereof in whole or in part.

         Section 6.4    LOANS, INVESTMENTS AND GUARANTIES

         Lend or advance money, credit or property to any person, or invest in (by capital contribution or otherwise) , or acquire any interest whatsoever in, or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties, of any person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by an instrument having the effect of assuring any person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any person, or agree to do any of the foregoing, except:

         (a) Endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (b) Investments in readily marketable, direct obligations of the Government of the United States of America maturing not more than one year after the date of purchase thereof, commercial paper rated double "A" or better and/or in Certificates of Deposit issued by the BANK;

         (c) Investments representing the indebtedness of any person owing as a result of the sale by the COMPANY in the ordinary course of business of products or services or tangible personal property no longer required in its business;

         Section 6.5 -  COMPANY

         Amend the Articles of Incorporation by By-Laws or other organization or similar agreements of the COMPANY or liquidate, dissolve or otherwise alter the form of the COMPANY. The




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




COMPANY further agrees that it shall not: (a) sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of related transactions) any of its assets if the aggregate value thereof represents a material part of the aggregate value of all its assets; (b) consolidate with or merge into any other corporations, or permit another corporation to merge into it, or acquire, in a transaction analogous in purpose or effect to a merger or consolidation, all or substantially all of the properties or assets of any other person; or, (c) enter into any arrangement, directly or indirectly, with any person whereby the COMPANY shall sell or transfer any property, real or personal, and used and useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the COMPANY intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 6.6 -  MANAGEMENT

         Make any material change in the management of the COMPANY.

         Section 6.7 - MERGER, DISSOLUTION, SALE OF ASSETS

         Enter into any transactions of merger or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing.


ARTICLE VII -  DEFAULTS AND REMEDIES

         Section 7.1     EVENTS OF DEFAULT

         If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) , that is to say:

         (a) If default shall be made in the due and punctual payment of the installments of principal and interest or, any premium on, any one or more of the Notes, or any other obligation or liabilities of the COMPANY to the BANK whether direct, indirect, contingent, liquidated or unliquidated when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise, such default continuing for a period of ten days after notice thereof to the COMPANY from the BANK;

         (b) If default shall be made in the performance or observance of, or shall occur under, any covenant, agreement, or provisions contained in this Agreement or in any instrument or





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




document delivered to the BANK in connection with or pursuant to this Agreement or if any such instrument or document shall terminate or become void or unenforceable without the written consent of the BANK and such, action shall not be cured within ten business days after notice thereof to the COMPANY from the BANK;

         (c) If any representation or warranty or any other statement of fact herein or in any writing, certificate, report or statement at any time furnished to the BANK pursuant to or in connection with, this Agreement, or otherwise, shall be false in any material respect or misleading in any material respect;

         (d) If the COMPANY shall admit in writing its inability to pay its debts generally as they become due; file a petition in bankruptcy or petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any State;

         (e) If the COMPANY shall be adjudged a bankrupt; or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator of the COMPANY or of the whole or any substantial part of its properties, or approve a petition filed against the COMPANY seeking reorganization or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the COMPANY or of the whole or any substantial part of its properties; or if there is commenced against the COMPANY and such proceeding or petition remains undismissed for a period of 30 days; or if the COMPANY by any act indicated its consent to, approval of or acquiescence in any such proceeding or petition; or

         (f) Any default by the COMPANY under any indenture, mortgage, loan agreement, note, deed of trust, agreement or other instrument to which it or any of its properties is a party or by which it is bound or failure by COMPANY in the due performance of any covenant contained in any such document; or

         (g) If this Agreement or any security or any other document delivered in connection with a purchase to this Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any thereof shall be contested by the COMPANY or any other obligor thereunder, or the transactions completed or contemplated hereunder shall be contested by the COMPANY, or if the COMPANY shall deny that it has any or further liability or obligation hereunder;

         Then, and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing, the BANK may, at its option, declare the Notes to be due and payable and terminate its commitment to lend any further funds pursuant hereto, whereupon the maturity of the





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




then unpaid balance of the Notes shall be accelerated and the same, and all interest accrued thereon, as well as all other liabilities and indebtedness of the COMPANY to the BANK whether now existing or hereafter arising and whether direct, indirect, contingent, liquidated or unliquidated, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which is hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.


         Section 7.2 -  SUITS FOR ENFORCEMENT

         In case any one or more Events of Default shall occur and be continuing, the BANK may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Notes or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Notes or any other legal or equitable right or remedy.

         Section 7.3 -  RIGHTS AND REMEDIES CUMULATIVE

         No right or remedy herein conferred upon the BANK is intended to be exclusive of any other right or remedy contained herein, in the Notes or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         Section 7.4 -  RIGHT AND REMEDIES NOT WAIVED

         No course of dealing between the COMPANY and the BANK or any failure or delay on the part of the BANK in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the BANK and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

ARTICLE VIII - MISCELLANEOUS

         Section 8.1- COLLECTION COSTS

         In the event that the BANK shall retain or engage an attorney or attorneys to collect or enforce or protect their interests with respect to this Agreement, or the Notes, or any instrument or document delivered pursuant to this Agreement, or to protect the rights of any holder or holders with respect thereto, including the representation of BANK or any holder or holders of any of the Notes in connection with any bankruptcy, reorganization, receivership or any other action affecting creditor's rights, and regardless of whether a suit or action is commenced, the COMPANY shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable






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




attorneys' fees, and the BANK or the holder of any of the Notes, as the case may be, may take judgment for all such amounts, in addition to the unpaid principal balance of the Notes and accrued interest thereon.

         Section 8.2 -  SETOFF

         In addition to any rights now or hereafter granted under the provisions of the any applicable law, rule or regulation and, not by way of limitation of any such rights, upon the occurrence of (a) any Event of Default or (b) any event which with the lapsed of time or the giving of notice, or both, would constitute an Event of Default, the BANK is hereby authorized by the COMPANY, at any time or from time to time, without notice to the COMPANY or to any other person, any such notice being hereby expressly waived,

         (a) to setoff and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by the BANK or such holder to or for the credit or account of the COMPANY against and on account of the obligations and liabilities of the COMPANY to such BANK or any holder of any of the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any instrument or document delivered in connection with or pursuant to this Agreement, irrespective of whether or not (i) the BANK shall have made any demand under this Agreement, the Notes or any instrument or document delivered in connection with or pursuant to this Agreement, or (ii) the BANK shall have declared the principal of and interest on any of the Notes or any other amounts under this Agreement, any of the Notes or any instrument or document delivered in connection with or pursuant to this Agreement to be due and payable as permitted by Section 8.1 and by the terms of any of the Notes or any instrument or document delivered in connection with or pursuant to this Agreement, and although said obligations and liabilities, or any of them, shall be contingent or unmatured, and

         (b) pending any such setoff or appropriation or application, to hold the amounts of all deposits as collateral and to return as unpaid any or all checks drawn against such deposits that are presented for payment as the BANK in its sole discretion shall decide.

         Section 8.3 -  MODIFICATION, WAIVERS AND APPROVALS

         No modification or waiver of any provision of the Notes or of this Agreement, no approvals required from the BANK and no consent by the BANK to any departure therefrom by the COMPANY shall be effective unless such modification, waiver, approval or consent shall be in writing and signed by duly authorized officers of the BANK, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the COMPANY in any case shall entitle the COMPANY to any other or further notice or demand in similar or other circumstances

ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM
MISUNDERSTANDING  OR  DISAPPOINTMENT,  ANY  AGREEMENTS  WE REACH  COVERING  SUCH
MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         Section 8.4 - LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri.

         Section 8.5 - NOTICES

         All notice, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given when sent by prepaid telegram or registered or certified mail, return receipt requested, addressed, as the case may be, to the BANK, 700 Corporate Park Drive, St. Louis, Missouri, 63105 attention Hord Hardin II, Senior Vice President, or to the COMPANY, P.O. Box 405, Chesterfield, MO, 63006 attention David Kreher, Executive Vice President to such other person or address as any party shall designate to the others from time to time in writing forwarded in like manner.

         Section 8.6 -  BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and inure to the benefit of the COMPANY and the BANK and their respective successors and assigns, and all subsequent holders of the Notes, except that the obligation of the BANK to make loans hereunder shall not inure to the benefit of any successors and assigns of the COMPANY.

         Section 8.7       CAPTIONS

         The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         Section 8.8 -  PAYMENT DUE ON HOLIDAY

         Whenever any payment to be made hereunder or on the Notes shall become due and payable on a Saturday, Sunday or a legal holiday under the laws of the State of Missouri, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest on such payment.

         Section 8.9 -  REINSTATEMENT OF OBLIGATIONS

         If at any time any payments on the Notes or any other indebtedness or liabilities owed to the BANK theretofore made by the COMPANY or any other person must be disgorged by the BANK for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the COMPANY or other person), this Agreement and the BANK'S mortgages, liens, pledges and security interests granted hereunder shall be reinstated as to all disgorged payments as though such payment had not been made, and the COMPANY shall sign and deliver to the BANK all documents and things necessary to reperfect all terminated mortgages, liens, pledges and security interests.

         Section 8.10 -  SEVERABILITY

         If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

         IN WITNESS WHEREOF, the COMPANY and the BANK have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.


RELIV' INTERNATIONAL, INC.


By:    /s/ David Kreher
   -----------------------------
         David Kreher
         Executive Vice President

SOUTHWEST BANK OF ST. LOUIS



By:/s/ Hord Hardin II
   -----------------------------
         Hord  Hardin  II
         Senior Vice President

                                   SCHEDULE 4

                                 LOAN AGREEMENT


Dated February 1, 1996


Between Reliv' International, Inc. and SOUTHWEST BANK OF ST LOUIS.

Property Owned by Reliv' International, Inc.



         Subject to Lien, Mortgage, Pledge, Security Interest or Charge

                                  SCHEDULE 6.3



Unsecured Subordinated Debt and other Indebtedness:


NONE

                                  SCHEDULE 6.2



Mortgages, pledges, liens and security interests between RELIV' INTERNATIONAL, INC. and SOUTHWEST BANK OF ST. LOUIS:


         Security Agreement dated January 2, 1996 covering Accounts Receivable, Inventory and Equipment.


         Deed of Trust dated January 2, 1996 on "Adjusted Lot 2-A of Boundary Adjustment Plat of Lot 2, Lot 3 and Lot 4 of the Resubdivision of Lot 1 of CHESTERFIELD INDUSTRTAL PARK, according to the plat thereof recorded in Plat Book 230, Page(s) 99 of the St. Louis County Records. Commonly known as 112 Chesterfield Industrial Blvd." Locator # 17U130088
























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